UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 24, 2018
Date of Report (Date of Earliest Event Reported)

BRAVO BRIO RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Introduction
As previously disclosed, Bravo Brio Restaurant Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of March 7, 2018 (the “Merger Agreement”), with Bugatti Parent, Inc., a Delaware corporation (“Parent”), and Bugatti Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On May 24, 2018 (the “Closing Date”), pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each common share, no par value per share, of the Company (“Company Common Shares”), issued and outstanding immediately prior to the Effective Time, other than (i) Company Common Shares held by the Company as a treasury share or owned by any of the Company’s direct or indirect wholly owned subsidiaries or owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time and (ii) dissenting shares for which a shareholder has properly exercised dissenters’ rights in accordance with Section 1701.85 of the Ohio General Corporation Law (the “OGCL”) (collectively, “Excluded Shares”), was canceled and converted into the right to receive $4.05 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).
Pursuant to the Merger Agreement, each Company Common Share issued under either of the Bravo Brio Restaurant Group, Inc. Stock Incentive Plan or the Bravo Brio Restaurant Group, Inc. 2006 Stock Option Plan (collectively, the “Company Share Plans”) that was unvested immediately prior to the Effective Time (“Company Restricted Shares”) was cancelled without any action on the part of the holder thereof in consideration for the right of such holder to receive the Merger Consideration.  In addition, each option to purchase Company Common Shares issued under any Company Share Plan (collectively, “Company Options”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled without any action on the part of the holder thereof in consideration for the right of such holder to receive a cash payment equal to the product of (i) the number of Company Common Shares subject to such Company Option multiplied by (ii) the amount by which the Merger Consideration exceeds the exercise price per share of such Company Option, without interest and subject to any withholding taxes required by applicable law.  Any Company Option with an exercise price per share that was greater than or equal to the Merger Consideration was cancelled at the Effective Time for no consideration and with no payment due to the holder thereof.
The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2018, which is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.
On May 24, 2018, in connection with the Merger, the Company terminated the Credit Agreement, dated as of November 5, 2014, by and among the Company as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer or Listing.
On May 24, 2018, in connection with the consummation of the transactions described in the Introduction above, which description is incorporated herein by reference, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ (i) suspend trading of the Company Common Shares on NASDAQ and (ii) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Company Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trading of Company Common Shares on NASDAQ was suspended as of the close of business on May 23, 2018. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.
As set forth in the Introduction of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding Company Common Shares (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Company Common Shares (other than the Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.
The information set forth in the Introduction, Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.
As a result of the Merger, a change in control of the Company has occurred, and the Company is now a wholly-owned subsidiary of Parent.
The aggregate value of the transaction was approximately $100.0 million. The source of funds for the Merger and related transaction expenses included a senior secured term loan facility in an aggregate principal amount of $27.5 million and a cash equity investment of up to $95.5 million by Spice Private Equity (Bermuda) Ltd., an affiliate of Parent, and certain co-investors.
The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company and members of committees of the Company’s Board of Directors as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company.
In connection with the consummation of the Merger (and not because of any disagreement with the Company), Brian T. O’Malley resigned from his position as the Chief Executive Officer and President of the Company and Khanh (“Connie”) P. Collins resigned from her position as the Chief Operating Officer of the Company. From and after the Effective Time, Bradley D. Blum was appointed as the Chairman and Chief Executive Officer of the Company and Bob Mock was appointed as the Chief Operations Officer of the Company.
Mr. Blum has previously served as the President of Olive Garden, as the Chief Executive Officer of Burger King and as a management executive at General Mills. Mr. Blum has also served as a director at several companies in the restaurant industry, including Darden Restaurants, on two separate occasions, as well as AmRest Holdings SE and LEON Naturally Fast Food. Since 2005, Mr. Blum has served as the founder and owner of BLUM Enterprises, a consulting firm focused on restaurant strategy, concept development and related investments.
Mr. Mock has previously served as the Executive Vice President of Operations at Olive Garden and maintained various high-level operations related positions at other major restaurant brands, including serving as President of Red Lobster Canada and President of Smokey Bones.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the effective time, the Company has amended and restated its articles of incorporation by filing the Third Amended and Restated Articles of Incorporation of the Company with the Secretary of State of Ohio. A copy of the Third Amended and Restated Articles of Incorporation of the Company is filed as Exhibits 99.1 hereto and is incorporated by reference into this Item 5.03.  As of the Effective Time, the Code of Regulations of Merger Sub in effect prior to the Effective Time became the code of regulations of the Company, until thereafter amended or modified as provided therein or by applicable Law, except that references to the name of Merger Sub shall be replaced by the name of the Company. A copy of the code of regulations of the Company are filed as 99.2 hereto and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.
On May 24, 2018, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Third Amended and Restated Articles of Incorporation of the Company
99.2	Third Amended and Restated Code of Regulations of the Company
99.3	Press Release issued by the Company, dated May 24, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAVO BRIO RESTAURANT GROUP, INC.

Date: May 29, 2018	By:	/s/ Diane D. Reed
	Name:	Diane D. Reed
	Title:	Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Third Amended and Restated Articles of Incorporation of the Company
99.2	Code of Regulations of the Company
99.3	Press Release issued by the Company, dated May 24, 2018